UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2007
Date of Report (Date of earliest event reported)

NU-MEX URANIUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza Paseo, 110 - 4801 Lang Ave. NE Albuquerque, New Mexico, United States	87109
(Address of principal executive offices)	(Zip Code)

(505) 842-5537
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry into a Material Definitive Agreement.
8.01	Other Events.
9.01	Financial Statements and Exhibits.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

On December 20, 2007, Nu-Mex Uranium Corp. (the "Company") entered into an arrangement agreement (the "Arrangement Agreement") with NWT Uranium Corp. ("NWT"), pursuant to which the Company will acquire 100% of the securities of NWT through a court-approved plan of arrangement (the "Arrangement").

The Board of Directors of NWT has unanimously recommended that NWT shareholders vote in favour of the Arrangement. The NWT Board has also received an opinion from its financial advisor that the consideration to be received by NWT shareholders is fair from a financial point of view.

The acquisition will be completed by way of a court-approved plan of arrangement whereby each NWT common share will be exchanged for 0.40 of a common share of the Company. Any outstanding options and warrants to acquire common shares of NWT will be exchanged for analogous options and warrants to acquire common shares of the Company at the same exchange ratio.

There are currently 35,625,000 common shares of the Company outstanding and 106,031,342 NWT common shares outstanding. Should the proposed Arrangement be completed and the Company acquires 100% of the NWT common shares, current shareholders of the Company would own approximately 46% of the Company and current NWT shareholders would own approximately 54% of the Company (assuming that after the date hereof there would not be any additional common share issuances by either party, and not including any common shares issued in connection with the financing by the Company referred to below).

The Arrangement Agreement includes mutual customary non-solicitation covenants on NWT and the Company but provides each party with the ability to respond to unsolicited proposals in accordance with the terms of the Arrangement Agreement. In the event that the Arrangement Agreement is terminated and either party accepts a superior proposal, the Arrangement Agreement imposes a termination fee of cash equal to the greater of: (i) $5,000,000; and (ii) 2% of the market capitalization of NWT.

The completion of the Arrangement is subject to a number of customary conditions precedent, including that the Arrangement be approved by 66 2/3% of the votes cast by NWT shareholders present in person or by proxy at the special meeting, and the approval of the Arrangement by the Superior Court of Justice of Ontario. The proposed transaction is also subject to the Company arranging a financing at a minimum price of US$4.00 per common share for gross proceeds of not less than US$25,000,000. In addition, the Arrangement is subject to common shares of the Company to be issued pursuant to the Arrangement being listed on the Toronto Stock Exchange or the TSX Venture Exchange.

The Arrangement Agreement provides that, subject to the terms therein, the special meeting of NWT shareholders to approve the Arrangement be held as soon as reasonably practicable, and in any event, no later than April 28, 2008.

SECTION 8 - OTHER EVENTS

Item 8.01         Other Events.

On December 20, 2007, the Company issued a press release regarding its entry into the Arrangement Agreement with NWT. A copy of such press release is attached to this Current Report as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits
Exhibit No.	Exhibit
99.1	Press Release dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU-MEX URANIUM CORP.
DATE: December 27, 2007.	s/s "D. Bruce Horton"___________________________ Name: D. Bruce Horton Title: President, Chief Executive Officer and a director

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